Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on form S-8 of our report dated March 13, 2008 relating to the consolidated financial statements of Maine & Maritime Corporation for the years ended December 31, 2007, 2006, and 2005 included in the Company’s Annual Report on Form 10-K.

/s/ Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, LTD.
June 6, 2008

Boston, Massachusetts